EXHIBIT 32
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
     In connection with the Annual Report of Aastrom Biosciences, Inc. (the “Company”) on Form 10-K for the year ended June 30, 2006, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, George W. Dunbar, Chief Executive Officer and President of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (“Section 906”), that:
(1)	The Report fully complies with the requirements of section 13(a) of the Securities Exchange Act of 1934 (15 U.S.C. 78m); and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
Date: September 13, 2006

/s/George W. Dunbar

George W. Dunbar Chief Executive Officer and President

18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
     In connection with the Annual Report of Aastrom Biosciences, Inc. (the “Company”) on Form 10-K for the year ended June 30, 2006, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Gerald D. Brennan, Jr., Vice President Administrative and Financial Operations and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (“Section 906”), that:
(1)	The Report fully complies with the requirements of section 13(a) of the Securities Exchange Act of 1934 (15 U.S.C. 78m); and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
Date: September 13, 2006

/s/Gerald D. Brennan, Jr.

Gerald D. Brennan, Jr.
Vice President Administrative and Financial
Operations and Chief Financial Officer